Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

ARCHER-DANIELS-MIDLAND COMPANY

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities (1)	(1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)

Fees to be Paid	Other	Warrants to Purchase Debt Securities (1)	(1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)

Fees to be Paid	Equity	Preferred Stock (1)	(1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)

Fees to be Paid	Equity	Common stock (1)	(1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)

Fees to be Paid	Other	Warrants to Purchase Common Stock (1)	(1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)

Fees to be Paid	Other	Stock Purchase Contracts (1)	(1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)

Fees to be Paid	Other	Stock Purchase Units (1)	(1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amount					(2)(3)		(1)

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Archer-Daniels-Midland Company is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. Archer-Daniels-Midland Company will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)

Includes (i) such indeterminate principal amount of Debt Securities as may from time to time be issued at indeterminate prices, plus such indeterminate principal amount of Debt Securities as may be issued upon exercise of Warrants to Purchase Debt Securities registered hereunder; (ii) such indeterminate principal amount of Preferred Stock as may from time to time be issued at indeterminate prices, plus such indeterminate number of shares of Preferred Stock as may be issued in exchange for, or upon conversion of, Debt Securities; (iii) such indeterminate number of shares of Common Stock as may be issued from time to time at indeterminate prices, plus such indeterminate number of shares of Common Stock as may be issued in exchange for, or upon conversion of, Debt Securities or Preferred Stock or exercise of Warrants to Purchase Common Stock registered hereunder; and (iv) such indeterminate number of Stock Purchase Contracts and Stock Purchase Units as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units.

(3)

The proposed maximum offering price per unit and maximum aggregate offering price will be determined from time to time by the registrant in connection with the issuance of securities registered hereunder.